AMENDMENT TO RESTRICTED STOCK AGREEMENT

Amendment (this “Amendment”) dated as of July 12, 2013 to the Restricted Stock Agreement (the “Agreement”) dated May 16, 2012 by and between TG Therapeutics, Inc. (the “Company” or “TG”) and Sean A. Power (“Power”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

WHEREAS, on May 16, 2012 Power received a grant of 350,000 restricted shares of TG common stock, $0.001 par value, and pursuant to the Agreement 87,500 of such shares (the “Shares”) are set to vest upon the first date that the Company achieves a Market Capitalization of $300 million;

WHEREAS, the Company believes that it is in its best interest to amend the vesting schedule in the Agreement; and

WHEREAS, the Company and Power have agreed to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties agree as follows:

1.            Amendments.

The vesting schedule on page 1 of the Agreement with regard to the Shares shall be amended by deleting the phrase “The first date that the Company achieves a Market Capitalization (as defined herein) of $300 million” and inserting the phrase “The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $300 million and (b) December 15, 2014”.

2.            Effect on the Agreement.

(a)          Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)          Except as expressly amended, the Agreement and all other documents and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

3.            Governing Law.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

4.            Counterparts.

This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, TG Therapeutics, Inc. and Sean A. Power have executed this Amendment to the Restricted Stock Agreement as of the date first written above.

TG THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Michael S. Weiss
Chief Executive Officer

/s/ Sean A. Power
Sean A. Power

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